Exhibit 10.8


                                 OFFICE SUBLEASE

        This Office Sublease ("Sublease"), dated as of April 30, 2001, is between Union Bank and Trust Company, a Nebraska banking corporation ("Sublessor"), and NELnet, Inc., a Nevada corporation ("Sublessee").

                                    RECITALS

        Sublessor, as tenant, and Miller & Paine, as landlord, executed an Office Building Lease dated June 21, 1996, as amended (the "Master Lease"). By the terms of the Master Lease, certain land in the City of Lincoln, State of Nebraska was leased to Sublessor for a term as set forth therein with a series of options to renew same. The Master Lease, by this reference, is hereby incorporated as though set forth in full herein.

        Sublessor desires to sublease to Sublessee a portion of the Building (as such term is defined in the Master Lease) and Sublessee desires to sublease those premises from Sublessor.

        NOW, THEREFORE, Sublessor and Sublessee agree as follows:

        1. Leasing and Description of Property. Subject to the terms, conditions and covenants set forth in the Sublease, Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, approximately 2,655 square feet of office area, 320 square feet of storage space, and 1,469 square feet of shared office space within the Building in an area reasonably agreed upon by the parties (the "Subleased Premises"). The Subleased Premises shall be furnished, equipped and decorated in a manner commensurate with adjacent office space.

        2. Term. This Sublease shall commence on the 1st day of May, 2001, (the "Commencement Date") and end on the date the Master Lease or any renewal thereof terminates (hereinafter referred to as the "Sublease Term") or until the Sublease Term shall sooner terminate as hereinafter provided. A "Sublease Year" under this Lease shall be any 12 consecutive month period commencing May 1 and ending on the anniversary thereof.

        3. Rent. Sublessee's annual rental amount shall be the sum of $8.50 per square foot for office space, $8.50 per square foot for shared office space and $3.00 per square foot for storage space; as rent adjusts under the Master Lease, on July 1st of each year or otherwise, Sublessee's rent shall adjust commensurately. Rent shall be paid by Sublessee to Sublessor on the 1st day of each month during the term of this Sublease in the amount of $3,001.17; partial months shall be prorated appropriately.

        4. Use of Premises. Sublessee shall use and occupy the Subleased Premises for business and administrative offices and related purposes, but for no unrelated purpose.

        5. Applicability of Master Lease. This Sublease is subject and subordinate to the terms and conditions of the Master Lease. Except as herein provided to the contrary, Sublessee shall not commit any act which violates any obligations required to be kept or performed by the Tenant under the provisions of the Master Lease. Sublessor may enforce all terms of the Master Lease against Sublessee to the extent applicable to Sublessee.

        6. Quiet Enjoyment. Sublessor covenants that Sublessee shall be entitled to quiet enjoyment of the Subleased Premises provided that Sublessee complies with the terms of this Sublease.

        7. Costs. All costs with respect to charges for janitorial services, property taxes, repairs, utilities, including gas, electricity, water, steam, garbage removal, sewer, general plumbing, heating, ventilating and air conditioning and other mechanical systems supplied to the Building shall be paid by Sublessor. Sublessee shall be responsible for all telephone service costs.

        8. Improvements to Premises. Sublessor shall build out the Subleased Premises as reasonably agreed between Sublessor and Sublessee so as to provide an area separated by cubicle dividers from adjacent office space. Sublessor shall provide Sublessee with interior finishes of a quality comparable to the interior finishes in the other areas of the adjacent office space. All improvements, of whatever nature, placed by Sublessee on the Subleased Premises, except movable trade fixtures, shall at once become the property of Sublessor and shall so remain at the termination of this Sublease.

        9. Insurance. Neither Sublessee nor Sublessor shall be obligated to maintain any insurance coverage, unless required under the Master Lease.

        10. Termination of Master Lease. If the Master Lease is terminated, this Sublease shall terminate simultaneously and the Sublessor and Sublessee shall thereafter be released from all obligations under this Sublease, and Sublessor shall refund to Sublessee any unearned rent paid in advance. This Sublease grants Sublessee no rights beyond termination of the original term of the Master Lease.

        11. Assignment. Sublessee may assign or encumber its interest in the Sublease or the Subleased Premises only with the written consent of Sublessor, which consent will not be unreasonably withheld.

        EXECUTED as of the date specified in the first paragraph of this Office Sublease.

SUBLESSEE:                           NELNET, INC., A NEVADA CORPORATION


                                     By:    /s/ Terry J. Heimes
                                        ---------------------------------
                                     Title:        CFO
                                           ------------------------------

SUBLESSOR:                           UNION BANK AND TRUST COMPANY,
                                     A NEBRASKA BANKING CORPORATION


                                     By:    /s/ Alan Fosler
                                        ---------------------------------
                                     Title: SVP & Cashier
                                           ------------------------------


STATE OF NEBRASKA     )
                      ) SS.
COUNTY OF LANCASTER   )

        On this 2nd day of May , 2001, before me, the undersigned Notary Public, duly commissioned and qualified in and for said County, personally appeared Terry Heimes , personally known to me to be the identical person who signed the above and foregoing OFFICE SUBLEASE, and acknowledged the execution of same to be a voluntary act and deed and the voluntary act and deed of NELnet, Inc., a Nevada corporation.

        WITNESS my hand and notarial seal the day and year last above written.

                                                   /s/ Eleanor Jean Dier
                                                   -----------------------------
                                                   Notary Public




STATE OF NEBRASKA     )
                      ) SS.
COUNTY OF LANCASTER   )

        On this 3 day of May , 2001, before me, the undersigned Notary Public, duly commissioned and qualified in and for said County, personally appeared Alan Fosler , the SVP & Cashier of Union Bank and Trust Company, a Nebraska corporation, personally known to me to be the identical person who signed the above and foregoing OFFICE SUBLEASE, and acknowledged the execution of same to be a voluntary act and deed and the voluntary act and deed said corporation.

        WITNESS my hand and notarial seal the day and year last above written.

                                                   /s/ Rita Callies
                                                   -----------------------------
                                                   Notary Public